Exhibit 5.1
January 31, 2011
Swisher Hygiene Inc.
4725 Piedmont Row Drive, Suite 400
Charlotte, North Carolina 28210
Re: Registration Statement on Form S-1 (Reg. No. 333-170633)
Ladies and Gentlemen:
We have acted as counsel to Swisher Hygiene Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement on Form S-1 (Reg. No. 333-170633) (as amended to date, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholders listed in the prospectus included in the Registration Statement of 75,721,525 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), including 5,500,000 shares of Common Stock that may be issued upon the exercise of warrants held by a selling stockholder (the “Warrant Shares”) and 2,631,914 shares of Common Stock that may be issued upon conversion of outstanding promissory notes held by selling stockholders (“Note Shares”).
In connection with the Registration Statement, we have examined and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the outstanding shares of Common Stock are, and the Warrant Shares and Note Shares will be, if issued pursuant to the terms of the applicable warrants and promissory notes, duly authorized, validly issued, fully paid, and non-assessable shares of Common Stock of the Company.
The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,

/s/ Akerman Senterfitt